SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

               __________________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                         August 11, 1998


                PAREXEL International Corporation
       (Exact Name of Registrant as Specified in Charter)





     Massachusetts            0-27058             04-2776269
(State or Other               (Commission              (IRS
 Jurisdiction of               File Number)           Employer
    Incorporation)                              Identification No.)



     195 West Street, Waltham, Massachusetts           02451
(Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code (781) 487-9900

                         Not Applicable
          (Former Name or Former Address, if Changed Since Last
Report).
Item 5.  Other Events.

     On August 11, 1998, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.                   Exhibit

99.1                     Press release of the Company dated
August 11, 1998

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PAREXEL International Corporation



Dated: August 11, 1998            By:/s/William T. Sobo, Jr.
                                   William T. Sobo, Jr., Senior
                                   Vice President, Chief Financial
                                   Officer, Treasurer and Clerk

                          EXHIBIT INDEX

Exhibit No.         Description

99.1           Press release of the Company dated August 11, 1998










































                          EXHIBIT 99.1
FOR IMMEDIATE RELEASE                             www.PAREXEL.com

CONTACTS:    Bill Sobo, Senior Vice President, Chief Financial
Officer
             Virginia Lacke, Investor Relations
             (781) 487-9904, ext. 4118


               PAREXEL REPORTS FOURTH QUARTER AND
                  FISCAL 1998 FINANCIAL RESULTS

Boston, MA, August 11, 1998 -- PAREXEL International Corporation (Nasdaq: PRXL), one of the world's largest contract research and medical marketing services organizations, today announced its financial results for the fourth quarter and fiscal year ended June 30, 1998.

For the three months ended June 30, 1998, net revenue was $81.4 million versus $59.7 million in the prior year after restating for acquisitions. When compared to $47.2 million as originally reported for the quarter ended June 30, 1997, total revenue growth was 72%, of which 39% represents internal growth, with the remainder attributable to businesses acquired during the year. Income from operations for the quarter grew 39% to $7.5 million, or 9.3% of net revenue, from $5.4 million, or 9.1% of net revenue, in the prior-year period. Net income increased 33% to $5.4 million, or $0.22 diluted earnings per share, versus $4.1 million, or $0.17 per share, last year.

PAREXEL reported record-level new business awards of approximately $110 million for the June 1998 quarter, which represents a 41% sequential increase over March quarter levels, and backlog exceeded $285 million at June 30, 1998.

"It is extremely satisfying to conclude this strong fiscal year on such a high note for PAREXEL in terms of new business wins and solid quarterly performance, reflecting the vigor of the pharmaceutical outsourcing sector, the success of our business development team, and certainly, a powerful vote of trust and confidence in PAREXEL from our clients," offered Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL. "Clearly, it has been an active year for the Company, with efforts devoted towards balancing key priorities, including operational execution, integrating newly acquired businesses, maintaining worldwide quality and operating standards, building for future growth and, most importantly, demonstrating to our clients a true `passion for their products'. After recently visiting our most significant customers, I am personally convinced that PAREXEL's reputation for flexible, customized service and overall client commitment distinguishes us in the marketplace and has yielded a satisfied, loyal client base-- which, I believe, is the best indicator of long-term success in this business."

For the twelve months ended June 30, 1998, net revenue was $285.4 million, a 40% increase over restated net revenue of $203.7 million in fiscal 1997. Excluding acquisition-related and other special charges, pro forma income from operations for 1998 grew 57% to $26.9 million, or 9.4% of net revenue, from $17.1 million, or 8.4% of net revenue, in the prior year. Pro forma net income increased 52% from $12.8 million in fiscal 1997 to $19.5 million in 1998. This resulted in fiscal 1998 pro forma diluted earnings per share of $0.79, a 40% increase over $0.56 per share last year.
                             -more-


Consistent with the Company's growth strategy, PAREXEL completed a number of targeted acquisitions during fiscal 1998, including:
The PPS Group (PPS), which broadens PAREXEL's service portfolio and geographic reach within the medical marketing services sector; Kemper-Masterson, Inc. (KMI), a leader in providing FDA compliance, GMP consulting, and computer systems validation services to the pharmaceutical and medical device industries; MIRAI B.V., a full-service, pan-European contract research organization with a particularly strong foothold in Central and Eastern Europe; and LOGOS GmbH, a regulatory affairs consulting firm in Freiburg, Germany that specializes in marketing approval submissions.

These transactions have been treated as poolings of interests for financial accounting purposes, and accordingly, the Company's historical financial results have been restated to combine the results of significant acquired businesses. As reported in previous quarters, the Company recorded pretax acquisition-related and other special charges during fiscal 1998 of $13.6 million, resulting in net income of $9.3 million, or $0.38 diluted earnings per share, for the twelve months ended June 30, 1998.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research and medical marketing services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing clients with value-added services and solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has more than 40 offices and 3,700 employees throughout 25 countries around the world.

This release contains statements that may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; integration of newly acquired businesses; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's recently filed Registration Statement on Form S-3 (file number: 333-6005). PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)



              Three months ended      Twelve months ended
              June 30,                June 30,
              1998   1997(a) 1998     1998       1998     1997(a)
                             Pro      Adjustments As
                             Forma(b) s           Reported

Net Revenue   81,393  59,703  285,442   -         285,442  203,676


Costs and
Expenses
Direct Costs  52,793  39,338  185,718   -         185,718  135,048

Selling,      16,982  12,381   59,426   -1,610(c)   61,036  43,799
general and
admin.
Depreciation  4,076   2,566   13,430   -1,684(d)   15,114   7,710
and
amortization
Accquisition-    --    --        --   -10,273(e)   10,273   --
related
charges
Income from   7,542   5,418   26,868     -13,567   13,301  17,119
operations
Other income,   754   1,342    3,698           -    3,698   4,003
net
Income before 8,296   6,760   30,566     -13,567   16,999  21,122
income taxes
Net income    5,443   4,106   19,497  -10,178(f)    9,319  12,803
Earnings per
common share:
Basic          0.22    0.18     0.81                 0.39    0.59
Diluted        0.22    0.17     0.79                 0.38    0.56
Shares used
in computing
earnings per
common share:
Basic         24,218  23,352   23,939               23,939  21,628

Diluted       24,969  24,339   24,825               24,825  22,822


Consolidated
Balance Sheet
Information
(In thousands)

              June
               30,
              1998    1997
                      (a)
Working       118,936  113,997
Capital
Total Assets  260,892  240,544

Stockholders' 168,380  147,448
Equity


(a) The twelve and three months ended June 30, 1997 have been restated to include the results of operations for businesses acquired during fiscal 1998 and accounted for using the pooling of interests method. Certain of these businesses historically reported results of operations under a different fiscal year than PAREXEL.
        Consequently, the consolidated results of operations for the respective periods ended June 30, 1997 include the historical results of operations for PPS and MIRAI B.V. for the respective periods ended December 31 ,1997. The consolidated balance sheet information as of June 30,1997 has been similarly restated.

(b) 1998 pro forma amounts exclude acquisition and other special charges of $13.6 million, as discussed further below.

(c) Selling, general and administrative expenses for the twelve months ended June 30, l998 include a noncash charge of $1.6 million to adjust accounts receivable reserves of recently acquired businesses in conformity with the Company's practices.

(d) Depreciation and amortization for the twelve months ended June 30, 1998 include a noncash charge of $1.7 million to reflect the reduced useful lives of certain computer equipment resulting from the integration of acquired businesses and the Company's program to upgrade and standardize its information technology platform.

(e) Acquisition-related charges for the twelve months ended June 30, 1998 consist primarily of legal, accounting, and transaction fees pertaining to acquisitions during the fiscal year, as well as compensation charges related to employee stock options previously granted by the acquired companies and an accelerated compensation payment to a PPS employee pursuant to a pre-existing employment agreement.

(f) Reflects the effect of adjustments to the provision for income taxes.